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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies, Inc. of our report dated February 25, 1998, except Note 14, the Subsequent Events footnote, for which the date is March 20, 1998, on our audits of the consolidated financial statements of SS&C Technologies, Inc. and Subsidiaries as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997 of SS&C Technologies, Inc.


Coopers & Lybrand L.L.P.

Hartford, Connecticut
May 8, 1998